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                                                                     EXHIBIT 5.1


                       [Letterhead of Meritz & Muenz LLP]

                                 March 23, 2005

Pacific Ethanol, Inc.
3300 University Drive, Suite 201
Coral Springs, Florida 33065

Ladies and Gentlemen:

         At your request, we have examined the form of registration statement on Form S-8 (the "Registration Statement") to be filed by Pacific Ethanol, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering 600,000 shares of common stock, $.001 par value, of Accessity/PEI (the "Shares"), which Shares have been issued to Messrs. Barry Siegel and Philip Kart pursuant to an agreement that is attached as an exhibit to the Registration Statement.

         We are familiar with the proceedings taken and proposed to be taken in connection with the issuance and sale of the securities in the manner set forth in the Registration Statement. Subject to completion of the proceedings contemplated in connection with the foregoing matters, we are of the opinion that all of the Shares to be sold pursuant to the Registration Statement have been duly authorized, and are validly issued, fully paid and nonassessable.

         You have informed us that Messrs. Siegel and Kart may sell the Shares from time to time on a delayed or continuous basis. This opinion is limited to the General Corporation Law of the State of Delaware ("DGCL"), including the statutory provisions of the DGCL, all applicable provisions of the Constitution of the State of Delaware and all reported judicial decisions interpreting these laws, and federal law, exclusive of state securities and blue sky laws, rules and regulations.

         We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

         In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                                                     Respectfully submitted,

                                                     /s/ MERITZ & MUENZ, LLP
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